Exhibit 5.1

JONES DAY

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114-1190

TELEPHONE: (216) 586-3939 • FACSIMILE: (216) 579-0212

March 10, 2010

Cliffs Natural Resources Inc.

200 Public Square

Cleveland, Ohio 44114-2315

Re:	Registration Statement on Form S-3 Filed by Cliffs Natural Resources Inc.

Ladies and Gentlemen:

We have acted as counsel for Cliffs Natural Resources Inc., an Ohio corporation (the “Company”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Company of debt securities of the Company (the “Securities”), in one or more series, in each case, as contemplated by the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinion, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof), the Company’s Amended Articles of Incorporation, as amended, and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) the Indenture (as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

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IRVINE  •  LONDON  •  LOS ANGELES  •  MADRID  •  MEXICO CITY  •  MILAN  •  MOSCOW  •  MUNICH  •  NEW DELHI  •  NEW YORK  •  PARIS

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JONES DAY

Cliffs Natural Resources Inc.

March 10, 2010

With respect to any Securities, we have further assumed that: (i) an Indenture with respect to such Securities will have been authorized, executed and delivered by the Company and the applicable trustee in a form approved by us (the “Indenture”), and the Indenture will have been qualified under the Trust Indenture Act of 1939; (ii) all terms of such Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the trustee; and (iii) such Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

The opinion expressed herein is limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others. The opinion expressed herein is limited to the laws of the State of New York and the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day